Billtrust Acquires Order2Cash, a Netherlands-based B2B Software Provider
Acquisition Further Expands Global Reach for AR Automation and
B2B Integrated Payments Leader

LAWRENCEVILLE, NJ USA and AMSTERDAM, NETHERLANDS – February 15, 2022 – Billtrust (NASDAQ: BTRS), a B2B accounts receivable (AR) automation and integrated payments leader, announced today it has acquired Netherlands-based Order2Cash, a leading B2B order-to-cash platform provider. The acquisition follows the October 2021 purchase of iController, broadening the company’s European footprint, global presence and ability to expand its innovative Business Payments Network (BPN).

For over 20 years, each company has pursued a similar vision to streamline and accelerate B2B payments for its customers. Now, those customers will gain access to a broader platform of SaaS modules and a global B2B payments network at a time when it is critical to digitally transform accounts receivable to maximize cash flow. Order2Cash’s enterprise customer base, global interoperability capabilities and established connections to over 70 B2B and B2G e-invoicing networks will broaden BPN’s reach to deliver fully compliant and secure e-invoicing across multiple markets. As an open network supporting buyers and suppliers, allowing both accounts payable and accounts receivable platforms to exchange invoices, payments and remittance data, BPN delivers invoices to over 170 leading accounts payable (AP) portals.

“We are thrilled to welcome Frank Hoekstra, Marco Eeman and the Order2Cash team into the Billtrust family,” said Steve Pinado, Billtrust President. “This strategic acquisition aligns perfectly with our growth plan of expanding globally with companies that offer complementary expertise, shared values and local market presence. Our EU team now exceeds 100 members, serving more than 700 customers, and is accelerating our global expansion.”

“On behalf of our Order2Cash team, we are pleased and excited to combine with Billtrust, a true industry leader and innovator,” said Frank Hoekstra, CEO, Order2Cash. “Since 2000, we have worked to make the digital transformation of AR fast and simple while streamlining B2B invoicing and payments. Billtrust brings us an exciting opportunity to leverage our joint commercial and industry experience and offer all customers greater access to a global marketplace. Our coming together ensures that we can continue to provide the speed and quality of service needed to operate in today’s digital landscape.”

The Order2Cash team will continue to operate from Netherlands locations in Amsterdam and Joure, as well as offices in Krakow, Poland and New York City, USA.

About Billtrust

Billtrust is a leading provider of cloud-based software and integrated payment processing solutions to simplify and automate B2B commerce. Accounts receivable is broken and relies on conventional processes that are outdated, inefficient, manual and largely paper based. Billtrust is at the forefront of the digital transformation of AR, providing mission-critical solutions that span credit decisioning and monitoring, online ordering, invoice delivery, payments and remittance capture, invoicing, cash application and collections. For more information, visit Billtrust.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the benefits and synergies that may be realized by Billtrust (“the Company”) and Order2Cash as a result of the acquisition. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the

Company. These forward looking statements are subject to a number of risks and uncertainties, including those factors discussed in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, including Billtrust’s and Order2Cash’s ability to realize the anticipated benefits and synergies of the acquisition. There may be additional risks the Company presently does not know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact
John T. Williams
IR@billtrust.com

Media Contact
Paul Accardo
PR@billtrust.com